EXHIBIT 21 Our Subsidiaries(1) Jurisdiction of Incorporation or Name of Subsidiary Organization The New York Times Company New York About, Inc. Delaware About International Cayman Islands About Information Technology (Beijing) Co., Ltd. Peoples Republic of China ConsumerSearch, Inc. Delaware Baseline Acquisitions Corp. Delaware Baseline, Inc. Delaware Studio Systems, Inc. Delaware Screenline, LLC Delaware BehNeem, LLC (53%) Indiana IHT, LLC Delaware International Herald Tribune S.A.S. France IHT Kathimerini S.A. (50%) Greece International Business Development (IBD) France International Herald Tribune (Hong Kong) LTD. Hong Kong International Herald Tribune (Singapore) Pte LTD. Singapore International Herald Tribune (Thailand) LTD. Thailand IHT (Malaysia) Sdn Bhd Malaysia International Herald Tribune B.V. Netherlands International Herald Tribune GMBH Germany International Herald Tribune (Zurich) GmbH Switzerland International Herald Tribune Ltd. (U.K.) UK International Herald Tribune U.S. Inc. New York RCS IHT S.R.L. (50%) Italy The Herald Tribune - Ha’aretz Partnership (50%) Israel London Bureau Limited United Kingdom Madison Paper Industries (partnership) (40%) Maine Media Consortium, LLC (25%) Delaware New England Sports Ventures, LLC (17.75%) Delaware New York Times Digital, LLC Delaware Northern SC Paper Corporation (80%) Delaware NYT Administradora de Bens e Servicos Ltda. Brazil NYT Group Services, LLC Delaware NYT Real Estate Company LLC New York The New York Times Building LLC (58%) New York Rome Bureau S.r.l. Italy NYT Capital, LLC Delaware City & Suburban Delivery Systems, Inc. Delaware Donohue Malbaie Inc. (49%) Canada Globe Newspaper Company, Inc Massachusetts Boston Globe Electronic Publishing LLC Delaware Boston Globe Marketing, LLC Delaware Community Newsdealers, LLC Delaware Community Newsdealers Holdings, Inc. Delaware GlobeDirect, LLC Delaware Metro Boston LLC (49%) Delaware New England Direct, LLC (50%) Delaware

Jurisdiction of Incorporation or Name of Subsidiary Organization quadrantONE LLC (25%) Delaware Retail Sales, LLC Delaware Hendersonville Newspaper Corporation North Carolina Hendersonville Newspaper Holdings, Inc. Delaware Lakeland Ledger Publishing Corporation Florida Lakeland Ledger Holdings, Inc. Delaware Midtown Insurance Company New York NYT Holdings, Inc. Alabama NYT Management Services, Inc. Delaware NYT Shared Service Center, Inc. Delaware International Media Concepts, Inc. Delaware The Dispatch Publishing Company, Inc. North Carolina The Dispatch Publishing Holdings, Inc. Delaware The Houma Courier Newspaper Corporation Delaware The Houma Courier Newspaper Holdings, Inc Delaware The New York Times Distribution Corporation Delaware NYT Canada ULC Canada The New York Times Radio, LLC Delaware The New York Times Sales Company Massachusetts The New York Times Syndication Sales Corporation Delaware The Spartanburg Herald-Journal, Inc. Delaware Times Leasing, Inc. Delaware Times On-Line Services, Inc. New Jersey Worcester Telegram & Gazette Corporation Massachusetts Worcester Telegram & Gazette Holdings, Inc. Delaware (1) 100% owned unless otherwise indicated.